Exhibit 5.1

250 West 55th Street New York, NY 10019-9601 Telephone: 212.468.8000 Facsimile: 212.468.7900 www.mofo.com morrison foerster llp

beijing, berlin, brussels, denver,
hong kong, london, los angeles,
new york, northern virginia,
palo alto, sacramento, san diego,
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tokyo, washington, d.c.

February 11, 2015

Great Ajax Corp.
9400 SW Beaverton-Hillsdale Hwy, Suite 131

Beaverton, Oregon 97005

Re:	Great Ajax Corp. — Registration Statement on Form S-11

Ladies and Gentlemen:

This opinion is furnished to you in connection with the Registration Statement on Form S-11 (Registration Statement No. 333-201369) (the “Registration Statement”) filed by Great Ajax Corp., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 5,835,000 shares of the Company’s common stock, $0.01 par value per share (the “Shares”) plus an aggregate of 875,250 additional shares of the Company’s common stock pursuant to the over-allotment option (the “Over-allotment Option”) granted to the Underwriters (defined below) (together with the 5,835,000 shares, the “Shares”). This opinion is being rendered in connection with the offering and sale of the Shares pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by the Company, the selling stockholders identified in Schedule I thereto (the “Selling Stockholders”) and the several underwriters named therein (the “Underwriters”), acting through FBR Capital Markets & Co. as their representative in the manner described in the Registration Statement and the Prospectus forming a part thereof. The 4,375,000 Shares to be sold by the Company and the 834,917 Shares that may be sold by the Company pursuant to the Over-allotment Option are referred to herein as the “Primary Shares,” and the 1,460,000 Shares to be sold by the Selling Stockholders and the 40,333 Shares that may be sold by a Selling Stockholder pursuant to the Over-allotment Option are referred to herein as the “Secondary Shares.”

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

Great Ajax Corp. February 11, 2015 Page Two

Based on the foregoing, we are of the opinion that:

1.                  The Primary Shares have been duly authorized and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable; and the issuance of the Primary Shares is not subject to preemptive rights.

2.                  The Secondary Shares being sold by the Selling Stockholders are duly authorized, validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, that no opinion should be inferred as to any other matter. We are opining herein as to the Maryland General Corporation Law as in effect on the date hereof, and we express no opinion with respect to any other laws, rules or regulations. This opinion is based upon currently existing laws, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP